Exhibit 5.1

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com +1 212 450 4000

September 2, 2025

Royalty Pharma plc

110 East 59th Street

New York, NY 10022

Ladies and Gentlemen:

Royalty Pharma plc, an English public limited company organized under the laws of England and Wales (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (as amended, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) (a) Class A Ordinary Shares, par value $0.001 per share (the “Ordinary Shares”) of the Company; (b) preference shares (the “Preference Shares”) of the Company; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be fully and unconditionally guaranteed by one or more of the subsidiaries of the Company listed on Schedule 1 hereto (the “Guarantors”) and which may be issued pursuant to a senior debt indenture, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Senior Debt Trustee”) (the “Senior Debt Indenture”) and a subordinated debt indenture among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”) (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”); (d) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); (e) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (f) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”) and (g) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors, to be issued under the Indentures.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantors that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

Royalty Pharma plc

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.

Assuming the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees and the Company and, if applicable, the Guarantors; the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indentures; and such Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company and each of the related Guarantees will constitute valid and binding obligations of each respective Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation, or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

2.

When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

3.

When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

4.

When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit

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Royalty Pharma plc

Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company and the Board of Directors or other governing body of the Guarantors, as the case may be shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the Company and the Guarantors is, and shall remain, validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) the Indentures, the Debt Securities, the Warrant Agreement, the Purchase Contract Agreement, the Unit Agreement and the Guarantees are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and each Guarantor); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company or any Guarantor of any such security (a) other than with respect to Royalty Pharma Manager, LLC, are within their corporate powers, (b) other than with respect to Royalty Pharma Manager, LLC, do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company or any Guarantor, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or any Guarantor and (ii) any Warrant Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the Limited Liability Company Act of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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Royalty Pharma plc

Schedule 1

•	Royalty Pharma Holdings Ltd, a private limited company organized under the laws of England and Wales

•	Royalty Pharma Manager, LLC, a Delaware limited liability company

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